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                           DELAYED INDEMNITY AGREEMENT
                                 AMENDMENT NO. 1
                                [ATA EETC 2002-1]


                          DATED AS OF OCTOBER 15, 2002

                                     BETWEEN

                      INTESABCI S.P.A., ACTING THROUGH ITS
                                NEW YORK BRANCH,
                                 AS DEPOSITARY,

                            AMERICAN TRANS AIR, INC.,

                                       AND

                               ATA HOLDINGS CORP.
                              (F/K/A AMTRAN, INC.)



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                   DELAYED INDEMNITY AGREEMENT AMENDMENT NO. 1
                                (ATA EETC 2002-1)


RECITALS:

A. IntesaBCI S.P.A., acting through its New York branch ("IntesaBCI," and in its capacity as depositary bank under the Delayed Deposit Agreements, the "Depositary"), American Trans Air, Inc., ("ATA"), and ATA Holdings Corp., formerly known as Amtran, Inc. ("the "Guarantor" or "Amtran") entered into a Delayed Indemnity Agreement dated as of March 28, 2002 (the "Delayed Indemnity Agreement"). All capitalized terms in this Amendment that are not defined herein will have the same meaning as provided in the Delayed Indemnity Agreement. All references to "Sections" or "Exhibits" refer to Sections and Exhibits of the Delayed Indemnity Agreement, unless otherwise noted herein. IntesaBCI, the Depositary, ATA, and the Guarantor are collectively referred to in this Amendment as the "Parties."

B. The Parties intend to amend and revise the Delayed Indemnity Agreement as provided below.

Therefore, for good and valuable consideration, the Parties hereby agree, effective as of the 15th day of October, 2002, to amend and revise the Delayed Indemnity Agreement as follows:

1. Except as specifically modified in this Amendment, the terms of the Delayed Indemnity Agreement will remain in full force and effect. In the event that the terms of this Amendment conflict in any way with the terms of the Delayed Indemnity Agreement, the terms of this Amendment will control.

2. The second recital paragraph beginning "WHEREAS" of the Delayed Indemnity Agreement will be revised to delete the text indicated by strike-out text below, to replace such deleted text with the language indicated by double-underlined text below, and to retain the language indicated by italicized text below:

WHEREAS, on the Delayed Funding Date, the Escrow Agent shall deposit (i) $68,969,100.00 with the Depositary under the Delayed Class A Deposit Agreement and (ii) $18,814,650 with the Depositary under the Delayed Class B Deposit Agreement.

3. Schedule II will be deleted in its entirety, and replaced by the Revised
Schedule II attached to this Amendment.

                  [Remainder of Page Intentionally Left Blank]

                            Delayed Indemnity Agreement Amendment No. 1 - Page 1
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.




                                   INTESABCI S.P.A., acting through its
                                   NEW YORK BRANCH
                                   as Depositary

                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:

                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:

                                   Address:  One William Street
                                             New York, NY  10004


                                   AMERICAN TRANS AIR, INC.

                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:

                                   Address:  7337 West Washington Street
                                             Indianapolis, IN  46321


                                   ATA HOLDINGS CORP., (f/k/a Amtran, Inc.)

                                   By
                                     ---------------------------------------
                                      Name:
                                      Title:

                                   Address:  7337 West Washington Street
                                             Indianapolis, IN  46321


                    Delayed Deposit Indemnity Amendment No. 1 - Signature Page
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                                                             REVISED SCHEDULE II


----------------- --------------------------------------- ---------------------
 Notional Amount         Initial Index Period              Initial Index Rate*
----------------- --------------------------------------- ---------------------
  $29,261,250.00    October 15, 2002 - November 4, 2002          1.53066%
----------------- --------------------------------------- ---------------------
  $29,261,250.00    October 15, 2002 - November 6, 2002          1.52963%
----------------- --------------------------------------- ---------------------
  $29,261,250.00   October 15, 2002 - November 29, 2002          1.51597%
----------------- --------------------------------------- ---------------------







*LIBOR minus 27.5 basis points as determined by the Depositary, which determination shall be conclusive, absent manifest error.

                                    Delayed Deposit Indemnity Amendment No. 1 -
                     Revised Schedule II to Delayed Deposit Indemnity Agreement